                                                                       EXHIBIT I

                        STOCK OPTION PURCHASE AGREEMENT
                        -------------------------------

        This Stock Option Purchase Agreement, dated as of November 20, 1997 (this "Agreement"), is made between and among Charles H. Powers, Walker S. Powers, Rex Huggins and Jane Huggins (collectively, the "Sellers," and each individually a "Seller"), High Ridge Capital LLC, a Delaware limited liability corporation ("High Ridge"), and The Seibels Bruce Group, Inc., a South Carolina corporation (the "Company").

                              W I T N E S S E T H;
                              --------------------

        WHEREAS, pursuant to the terms of a Stock Option Agreement, dated as of January 30, 1996, among the Sellers and the Company (the "Stock Option Agreement") and a Stock Purchase Agreement, dated as of January 29, 1996, among Charles H. Powers, Walker S. Powers and the Company (the "Stock Purchase Agreement"), the Sellers own options (the "Options") to purchase an aggregate of 1,562,500 shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock");

        WHEREAS, one half of the Options expire on December 31, 1998 (the "1998 Options") and one half of the Options expire on December 31, 2000 (the "2000 Options"); and

        WHEREAS, the Sellers propose to sell and assign a portion of such Options to High Ridge, High Ridge has agreed to purchase such

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portion of such Options, and the Company has consented to such sale and assignment, all in accordance with the terms hereof.

        NOW, THEREFORE, in consideration of the promises, representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers, jointly and severally, and High Ridge and the Company hereby agree as follows:

        1. Sale and Assignment.
           -------------------

        Each of the Sellers hereby sells, transfers and assigns to High Ridge, Options for the purchase of the number of shares of the Common Stock of the Company set forth next to the name of such Seller below in this Section 1, together with all rights and interests attendant to such Options pursuant to the Stock Option Agreement and the Stock Purchase Agreement (other than Sections 6.1 and 7.2 thereof), and each of the Sellers acknowledges receipt of cash in the amount of $1 from High Ridge:


                                      Number of Shares   Number of Shares
         Name                           1998 Options       2000 Options
----------------------------          ----------------   ----------------

Charles H. Powers                         281,250            281,250
Walker S. Powers                           56,250             56,250
Rex Huggins and Jane Huggins               14,062             14,062
                                          -------            -------
                                          351,562            351,562
                                          =======            =======


        2. Company's Consent and Acknowledgement. The Company hereby consents,
           -------------------------------------
pursuant to Section 3.2 of the Stock Option Agreement and Section 6.4(3) of the Stock Purchase Agreement and otherwise, to the sale and transfer of Options by the Sellers to High Ridge as provided herein. The Company acknowledges and agrees

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that as to such Options, the terms of the Stock Option Agreement will continue to apply and shall be enforceable in accordance with their terms by and against High Ridge, including without limitation Section 2.4 thereof, which makes applicable to shares of Common Stock purchased through exercise of the Options the provisions of Section 7 of the Stock Purchase Agreement, which provide registration rights with respect to such shares. For purposes of such Section 7, High Ridge shall be deemed a Purchaser thereunder and shall have the same rights as other Purchasers with respect to its shares (other than Section 7.2 thereof).

        3. Hiqh Ridqe's Agreement to Be Bound.
           ----------------------------------
        High Ridge hereby acknowledges and agrees that with respect to the Options purchased hereunder, and any shares of Common Stock acquired through the exercise thereof, it shall be bound by the terms of the Stock Option Agreement, including without limitation Sections 2.6 and 3.2 thereof, which among other things restrict transfers of the Options and shares of Common Stock acquired through the exercise thereof. Without limiting the generality of the foregoing, High Ridge hereby acknowledges and agrees it shall be bound by the provisions of
Section 5.4 of the Stock Purchase Agreement entitled "Securities Act of 1933" (including Sections 5.4.1 and 5.4.2 thereunder), Section 5.3 of the Stock Purchase Agreement entitled "The Shares", Section 5.4 of the Stock Purchase Agreement entitled "Cooperation with Filings", Section 6.4 of the Stock Purchase Agreement entitled "Restrictions on Resale" and Section 9 of the Stock Purchase Agreement entitled "Indemnification

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By the Purchasers" of the Stock Purchase Agreement (including Sections 9.1 and
9.2 thereunder) provided, however, that High Ridge shall not provide indemnification with respect to acts or omissions of any other Purchaser.

        4. Contingent Payment Obligation.
           -----------------------------
        In the event that High Ridge should exercise any of the 1998 Options, or transfer, sell or assign any of the 1998 Options to a party other than a party controlled by or under common control with High Ridge, High Ridge shall, within 10 days after any such transaction, pay in cash to the Sellers, pro rata in proportion to the 1998 Options sold by the respective Sellers hereunder, an amount equal to the product of $2 and the number of shares of Common Stock subject to such 1998 Options exercised, transferred, sold or assigned by High Ridge. In the event of any stock dividend, stock split, combination of shares or other similar change with respect to the Common Stock of the Company, the amount payable by High Ridge under this Section 4 shall be adjusted accordingly.

        5. Representations and Warranties by Sellers.
           -----------------------------------------
        Each Seller jointly and severally represents, warrants and covenants as follows:

        (a) The Sellers have all right, title and interest in and to the Options, subject to no lien, encumbrance or right of any other party.

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        (b) The execution, delivery and performance of this Agreement by the
Sellers does not conflict with, or constitute a default under, any agreement or instrument to which any Seller is a party or is bound.

        6. Representations and Warranties by High Ridge.
           --------------------------------------------
           High Ridge represents and warrants as follows:

        (a) High Ridge is acquiring Options hereunder for investment purposes only.

        (b) The execution, delivery and performance of this Agreement by High Ridge does not conflict with or constitute a default under any agreement or instrument to which High Ridge is a party or is bound.

        (c) High Ridge is a limited liability company formed under the laws of the State of Delaware. The execution and delivery of the Agreement, the receipt of the Options and compliance by High Ridge with all of the other provisions of this Agreement are within the powers and capacity of High Ridge.

        (d) Except for a Form 13D under the United States Securities Exchange Act of 1934 as amended, and Rule 13-3 thereunder, no approval, consent or authorization of, or declaration or filing with, any governmental or judicial authority is required in connection with the execution and delivery of the Agreement by High Ridge or the performance by High Ridge hereunder.

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        (e) This Agreement has been duly executed by or on behalf of High Ridge and is a valid and binding obligation enforceable against High Ridge in accordance with its terms, except as enforceability thereof may be limited by the exercise of judicial discretion, the laws of bankruptcy, insolvency, reorganization, moratorium, or other similar laws from time to time in effect relating to or affecting generally the enforcement of creditors' rights, and except as enforcement of remedies may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        7.  Amendments.  No amendment or modification of this Agreement will be
            ----------
effective unless it is in writing and duly executed by each party to be charged thereunder.

        8.  Counterpart.  This Agreement may be executed in two or more
            -----------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        HIGH RIDGE CAPITAL LLC


                                    By: /s/ Steven J. Tynan
                                        -----------------------------------
                                        Steven J. Tynan
                                        Principal


                                        THE SELLERS


                                        /s/ Charles H. Powers
                                        -----------------------------------
                                        Charles H. Powers


                                        /s/ Walker S. Powers
                                        -----------------------------------
                                        Walker S. Powers


                                        /s/ Rex Huggins
                                        -----------------------------------
                                        Rex Huggins


                                        /s/ Jane Huggins
                                        -----------------------------------
                                        Jane Huggins


                                        THE SEIBELS BRUCE GROUP, INC.


                                    By: /s/ Ernst N. Csiszar
                                        -----------------------------------
                                        Ernst N. Csiszar
                                        President and Chief Executive Officer